UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 06, 2023

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information in Items 7.01 and 8.01 is incorporated by reference into this Item 2.02. The information in Item 7.01 is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2023, the board of directors of Inland Real Estate Income Trust, Inc. (the “Company”) approved and adopted the Company’s Fourth Amended and Restated Bylaws to update the Company’s bylaws to enhance the procedural and substantive requirements in connection with stockholder nominations of directors, solicitations of proxies and meetings to elect directors in part in response to the universal proxy rules adopted by the Securities and Exchange Commission. The Fourth Amended and Restated Bylaws were effective upon adoption by our board of directors (the “Board”). The amendments in the Fourth Amended and Restated Bylaws include the following, among others:

Article II (Meetings of Stockholders) has been updated and changed to:

•
require any stockholder submitting a director nomination to certify as to whether such stockholder intends to solicit proxies in support of director nominees other than the Board of Directors’ nominees in accordance with Rule 14a-19 under the Exchange Act,
•
require such nominating stockholder to provide certain additional information and make certain representations and certifications in its notice of a director nomination to the Company,
•
require such nominating stockholder to provide sufficient evidence that certain requirements of Rule 14a-19 under the Exchange Act have been satisfied, and
•
provide that the Company will disregard proxies or votes solicited for such stockholder’s nominees if such stockholder fails to comply with certain requirements of the Company’s bylaws or Rule 14a-19.

The above description of certain provisions of the Fourth Amended and Restated Bylaws is not intended to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Correspondence with Financial Advisors and Broker Dealers

Furnished as Exhibit 99.1 to this Current Report, and incorporated by reference in this Item 7.01, is the text of correspondence, including frequently asked questions, from Inland Real Estate Income Trust, Inc. (“we” or the “Company”) to financial advisors and broker dealers who participated in the Company’s public offering, notifying them that the Board, including all the independent members of the Board, approved $19.86 as the estimated per share net asset value (the “Estimated Per Share NAV”) of the Company’s common stock as of December 31, 2022. Based on this Estimated Per Share NAV, $19.86 per share will be the purchase price of shares issued under the Company’s amended and restated distribution reinvestment plan (the “DRP”) when a distribution is made, and in accordance with the Company’s Fourth Amended and Restated Share Repurchase Program (the “SRP”), if shares are repurchased, both ordinary repurchases and repurchases for death or qualifying disability will be at $15.89 per share (80% of $19.86).

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01 Other Events.

Determination of Estimated Per Share NAV

Background and Conclusion of Estimated Per Share NAV

On March 6, 2023, the Company announced that its Board determined the Estimated Per Share NAV of its common stock and is providing such information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offering in order to assist them in meeting their customer account statement reporting obligations under FINRA Rule 2231.

To assist the Board in establishing the Estimated Per Share NAV, the Company engaged CBRE Capital Advisors, Inc., a FINRA registered broker dealer firm that specializes in providing real estate financial services (“CBRE Cap”). CBRE Cap provided an analysis of the Company’s assets and liabilities (including individual property-level analyses), all of which was used to estimate a range of Estimated Per Share NAVs. A third-party financial risk management firm analyzed the fair market value of the Company’s debt, and CBRE Inc.’s Valuation & Advisory Services group assessed the reasonableness of that valuation. The engagement of CBRE Cap was based on a number of factors, including CBRE Cap’s expertise in valuation services and its, and its affiliates’, breadth and depth of experience in real estate services. CBRE Cap engaged CBRE, Inc.’s Valuation & Advisory Services group, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties (the “MAI Appraisals”), to perform cash flow projections and unlevered, ten-year discounted cash flow analyses from restricted-use appraisals for each of the Company’s wholly-owned operating assets as of December 31, 2022 (the “Valuation Date”). The discounted cash flow analysis uses future free cash flow projections based on (i) both market and our contractual base rents, (ii) market reimbursements, (iii) both market and our historical operating expenses and (iv) both market and our projected capital expenditures, and discounts them to arrive at a present value estimate. Based on the MAI Appraisals, the Company’s filings with the SEC and financial materials and other guidance provided by IREIT Business Manager & Advisor, Inc., the Company’s business manager and advisor (the “Business Manager”), to CBRE Cap, CBRE Cap developed a valuation analysis of the Company’s assets and liabilities and provided that analysis to the Board in a report presented on March 2, 2023 that contained, among other information, a range of per share net asset values for the Company’s common stock as of the Valuation Date (the “Valuation Report”). There have been no changes between December 31, 2022 and the date of the Valuation Report that the Business Manager believes would materially impact the overall Estimated Per Share NAV as of December 31, 2022.

The Board reviewed the Valuation Report, met by video conference with representatives from CBRE Cap and considered the material assumptions and valuation methodologies applied and described therein. Taking into consideration the reasonableness of the valuation methodologies, assumptions, and the conclusions contained in the Valuation Report, on March 2, 2023, the Board determined the Company’s total estimated net asset value to be approximately $718.6 million, or $19.86 per share, based on a share count of approximately 36,184,058 shares issued and outstanding as of the Valuation Date. The Valuation Report contained a range for the Company’s Estimated Per Share NAV of $19.40 to $21.82. The mid-point of the range of values provided by CBRE Cap was $20.61. The Estimated Per Share NAV of $19.86 is lower than the mid-point of the range. Although the mid-point of the range in the Valuation Report increased relative to the report from last year, we believe the increase was primarily due to an increase in the value of our interest rate swap derivatives resulting from an increase in interest rates. Although we are pleased with our foresight in entering into these interest rate swap derivatives to hedge our variable interest rate exposure, they are not reflective of the value or operation of our properties. Although the Valuation Report reflected a $2.2 million increase in the estimated mid-point value of the eight shopping centers we acquired in May 2022 relative to the price at which we acquired those properties, the estimated value of the same-store real estate assets that we owned in both 2021 and 2022 decreased, which partially offset the increase in value of our interest rate swap derivatives. The estimated value in the Valuation Report of the same-store real estate assets decreased due to an increase in the discount rates and terminal capitalization rates in the Valuation Report. There are many factors that can contribute to an increase in discount rates and terminal capitalization rates, but we believe the increase is primarily attributable to the effects of higher interest rates.

Occupancy at our properties was stable from 2021 to 2022 with a financial occupancy as of December 31, 2022, of 93.5%. We believe our acquisition of the portfolio of seven grocery-anchored shopping centers and one additional shopping center in May 2022 enhanced the portfolio by decreasing the proportion of our spaces leased to non-grocery “big box” retailers. Nevertheless, approximately 32% of our annualized base rent for leases in-place as of December 31, 2022, was still from non-grocery big box retailers, a retail sector the Board believes continues to be negatively impacted more than other retail sectors due to shifting consumer preferences and Internet competition. For example, we expect the four big box spaces leased by Bed Bath & Beyond at our properties to close in 2023, and we cannot be certain that Bed Bath & Beyond will continue to meet its obligations to us under its leases. Party City, a party supply company subject to increasing competition from large popular retailers such as Amazon, Walmart and Target, filed for Chapter 11 bankruptcy in January 2023, and is negotiating with us to try to modify their leases at four locations. In light of the challenges and uncertainties surrounding big box retailers, the risk of an economic recession in the United States and the increased financing costs from higher interest rates resulting in lower demand, lower transaction volume and lower prices for retail shopping centers, among other factors, the Board selected an estimated per share NAV of $19.86 that is below the mid-point of the range in the Valuation Report.

The Board’s determination of the Estimated Per Share NAV was undertaken in accordance with the Company’s valuation policy and the recommendations and methodologies of the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline

2013-01 “Valuations of Publicly Registered Non-Listed REITs” (the “IPA Practice Guideline”). In accordance with the valuation policy and the IPA Practice Guideline, the Estimated Per Share NAV excludes any value adjustments due to the size and diversification of the Company’s portfolio of assets.

The Estimated Per Share NAV represents a snapshot in time, will likely change over time, and may not represent the amount a stockholder would receive now or in the future for his or her shares of the Company’s common stock. Stockholders should not rely on the Estimated Per Share NAV in making a decision to buy or sell shares of our common stock. The Estimated Per Share NAV is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances, including changes to the value of individual assets as well as changes and developments in the real estate and capital markets, for example, market changes and developments that may result from the spread and effects of the COVID-19 pandemic, and changes in interest rates. Please see “Valuation Methodologies,” and “Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAV and CBRE Cap” in this Current Report, below.

The Board, including all of the Board’s independent members, and not CBRE Cap, is ultimately and solely responsible for the determination of the Estimated Per Share NAV. The Company currently expects to publish an updated Estimated Per Share NAV on at least an annual basis.

Valuation Methodologies

As of the Valuation Date, the Company’s real estate portfolio was comprised of 52 retail properties, totaling approximately 7.2 million square feet. The weighted average period of time that the Company has owned the properties is 6.4 years as of the Valuation Date.

To estimate our per share value, CBRE Cap utilized the “net asset value” or “NAV” method, also known as the appraised value methodology, which is based on the fair value of real estate, real estate related investments and all other assets, less the fair value of total liabilities. The fair value estimate of our real estate assets is equal to the sum of their individual real estate values. Generally, CBRE Cap estimated the value of the Company’s real estate assets using several methodologies, including a discounted cash flow, or “DCF,” of projected net operating income, less lease-up discounts and deferred maintenance, as appropriate, for each property, for the ten-year period ending December 31, 2032, and applied a discount rate that it believed was consistent with the inherent level of risk associated with the asset. The other methodologies considered consisted of the “direct cap rate” and “sales comparison” approaches. CBRE Cap believed use of the DCF approach was more appropriate because the portfolio is comprised of multi-tenant assets.

The estimated value of the Company’s real estate assets reflects an overall decrease of 7.8% compared to the Company’s original cost of the real estate assets plus any capital expenditures invested in those real estate assets by the Company through December 31, 2022. For all other (non-real estate) assets, such as other current assets, fair value was determined separately based on book value. The Business Manager engaged a third-party financial risk management firm in determining the fair market value of the Company’s debt by comparing current market interest rates to the contract rates on the Company’s long-term debt and discounting to present value the difference in future payments. The fair market value of the Company’s debt was reviewed by CBRE, Inc.’s Valuation & Advisory Services group for reasonableness and utilized in the Valuation Report. CBRE Cap determined that no incentive fee to the Business Manager would be payable under a hypothetical liquidation occurring within the range of values provided in the Valuation Report. CBRE Cap determined the NAV range in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Net asset value per share was estimated by subtracting the fair value of our total liabilities from the fair value of our total assets and dividing the result by the number of common shares outstanding as of the Valuation Date. CBRE Cap created a valuation range by first establishing a discount rate and terminal capitalization rate for each real estate asset. CBRE Cap then applied a discount rate and terminal capitalization rate sensitivity analysis by varying the discount rate and terminal capitalization rate of each real estate asset by 2.5% in either direction, which represents an approximate 5% sensitivity on the discount rates and terminal capitalization rates, resulting in a value range equal to $19.40 to $21.82 per share. The mid-point in that range was $20.61. Discount rates and terminal capitalization rates were sourced from the MAI Appraisals and varied by location, asset quality and supply and demand metrics. The Estimated Per Share NAV determined by the Board of $19.86 assumes a weighted average discount rate equal to 7.96% and a weighted average terminal capitalization rate of 7.14%.

The terminal capitalization rate and discount rate have a significant impact on the estimated value under the net asset value method. The following chart presents the impact on the Estimated Per Share NAV of variations in the terminal capitalization rate and discount rate that correspond to the range of values determined by CBRE Cap and Estimated Per Share NAV selected by our Board.

	Range of Value and Rate
	Low	Estimated Value	Mid-point	High
Share Price	$19.40	$19.86	$20.61	$21.82
Terminal Capitalization Rate	7.21%	7.14%	7.03%	6.86%
Discount Rate	8.04%	7.96%	7.84%	7.65%

The following table summarizes the individual components presented to the Board to estimate per share values as of the dates presented.

	Per Share as of December 31, 2022	Per Share as of December 31, 2021
Same Store Real Estate Assets	$35.10	$36.94
Non-Same Store Real Estate Assets	7.62	—
Total Real Estate Assets	$42.72	$36.94
Cash and Other Assets, Net of Other Liabilities (1)	0.57	(0.27)
Fair Market Value of Debt (2)	(23.43)	(16.47)
Estimated Per Share NAV	$19.86	$20.20

(1)
Comprised of: (i) cash and cash equivalents; (ii) accounts and rent receivables; (iii) other assets; (iv) accounts payable and accrued expenses; (v) distributions payable; (vi) due to related parties and (vii) other liabilities.
(2)
Comprised of mortgage loans and credit facility payable at fair market value.

The changes in the components that impacted the Board’s determination of the Company’s Estimated Per Share NAV as compared to the Company’s prior estimated per share NAV determination as of December 31, 2021 were: (i) a decrease in the value of the same store real estate assets due to higher terminal capitalization rates and higher discount rates applied to certain assets; (ii) an increase in cash and other assets, net of other liabilities, as a result of an increase in the value of interest rate swap derivatives due to an increase in market interest rates; and (iii) an increase in the fair market value of debt as a result of the increased balance on the line-of-credit payable due to the acquisition of eight properties, partially offset by an increase in the fair market value of debt due to an increase in market interest rates and a decrease in mortgages payable due to the pay down of principal.

New Purchase Price under the Distribution Reinvestment Plan

Pursuant to the DRP, the price per share for shares of common stock purchased under the DRP is equal to the estimated value of a share, as determined by the Board and reported by the Company from time to time, until the shares become listed for trading, if a listing occurs, assuming that the DRP has not been terminated or suspended in connection with such listing. Accordingly, if distributions are paid and shares are purchased through the DRP, based on the Estimated Per Share NAV, distributions may be reinvested in shares of our common stock at a price equal to $19.86 per share until we announce a new Estimated Per Share NAV.

New Repurchase Price under the Fourth Amended and Restated Share Repurchase Program

Pursuant to the SRP, if we make repurchases, we may repurchase shares at 80% of the “share price,” as defined in the SRP, for stockholders who have owned shares for at least one year (“Ordinary Repurchases”) and for repurchases sought upon a stockholder’s death or qualifying disability (“Exceptional Repurchases”). The “share price” is equal to the lesser of: (A) $25 (unless the shares were purchased at a discount from that price, and then that purchase price, as adjusted for the Stock Split), reduced by any distributions of net sale proceeds that we designate as constituting a return of capital; or (B) the most recently disclosed estimated value per share. Under the SRP, beginning with repurchases after March 6, 2022, the “share price” will be equal to $19.86 per share until we announce a new Estimated Per Share NAV, and any Ordinary Repurchases and Exceptional Repurchases will be made at $15.89 per share. Our SRP provides a funding limit for repurchases that is a percentage of the net proceeds we receive from the issuance of shares of common stock pursuant to the DRP. Until the Company pays a distribution and receives net proceeds from the DRP, the SRP provides that no shares will be repurchased. If the Company makes repurchases under its SRP, it repurchases shares within 15 calendar days following the end of each calendar quarter, subject to the terms and limitations contained in the SRP.

Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAV and CBRE Cap

Throughout the valuation process, the Business Manager, including senior members of management, reviewed, confirmed and approved the processes and methodologies used by CBRE Cap and their consistency with real estate industry standards and best practices.

The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing as of the Valuation Date, and any material change in such information, circumstances or conditions since the Valuation Date may have a material effect on the Estimated Per Share NAV. CBRE Cap’s valuation materials were addressed solely to the Company to assist the Board in establishing the Estimated Per Share NAV. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock and should not be represented as such.

Although CBRE Cap reviewed the information provided by the Company and the Business Manager for reasonableness, and utilized some of the information in its valuation analyses, CBRE Cap and its affiliates are not responsible for the accuracy of the information provided to it by the Company and the Business Manager. Neither CBRE Cap nor any of its affiliates, including CBRE, Inc.’s Valuation & Advisory Services group, is responsible for the Board’s determination of the Estimated Per Share NAV, the Board’s determination of the repurchase price for shares under the Company’s SRP or the Board’s determination of the purchase price for shares under the Company’s DRP.

With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments (including subjective judgments) of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during its review. CBRE Cap assumes no obligation to update or otherwise revise these materials. In connection with its work in preparing valuation materials, CBRE Cap did not, and it was not requested to, solicit third party indications of interest for the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the Estimated Per Share NAV, neither the Company nor CBRE Cap can give any assurance that:

•
a stockholder would be able to resell his or her shares at the Estimated Per Share NAV;
•
a stockholder would ultimately realize distributions per share equal to the Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;
•
the Company’s shares would trade at a price equal to or greater than the Estimated Per Share NAV if the Company listed them on a national securities exchange;
•
a third party would acquire the Company at a value equal to or greater than the Estimated Per Share NAV; or
•
the methodology used to estimate the Estimated Per Share NAV would be acceptable to FINRA or under the Employee Retirement Income Security Act of 1974, as amended, for compliance with its reporting requirements.

In addition, the Estimated Per Share NAV does not reflect “enterprise value” which may include an adjustment for:

•
the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;
•
any other intangible value associated with a going concern; or
•
the possibility that our shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Dallas, Texas and one of the world’s largest commercial real estate services and investment firms (based on 2021 revenue). CBRE Cap, a subsidiary of CBRE, is a FINRA registered broker dealer firm that specializes in providing real estate financial services. CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. Further, the Company and certain affiliates of the Business Manager have engaged affiliates of CBRE primarily for various real estate-related services, and the Company and the Business Manager anticipate that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, the Company has engaged CBRE Cap for the past five years, and currently intends to continue to engage CBRE Cap in the future, to assist the Board in determinations of the Company’s Estimated Per Share NAV. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates or related parties of the Business Manager have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Item 9.01 Financial Statements and Exhibits.0

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of the Company, effective March 2, 2023

99.1	Correspondence and FAQ to Financial Advisors and Broker-Dealers

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions such as persistently high inflation and increasing interest rates, the effects of the COVID-19 pandemic and measures taken to combat it, competition from internet retailers with our tenants for sales revenue, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent annual report on Form 10-K as of December 31, 2021, filed on March 16, 2022 and subsequent quarterly reports on Form 10-Q. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	March 6, 2023	By:	/s/ Cathleen M. Hrtanek
		Name: Title:	Cathleen M. Hrtanek Secretary